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                                                                       EXHIBIT 1


                             JOINT FILING AGREEMENT
                             ----------------------

       The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

       This Joint Filing Agreement may be signed in counterpart copies.


                             (Signature Page Follows)
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Date:  May 27, 1997                   GENERAL MOTORS CORPORATION
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                                       By: /s/ Thomas A. Gottschalk
                                          -----------------------------
                                       Name:  Thomas A.  Gottschalk
                                       Title: Senior Vice President and
                                              General Counsel



Date:  May 27, 1997                   HUGHES COMMUNICATIONS, INC.
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                                       By: /s/ Jerald F. Farrell
                                          -----------------------------
                                       Name:  Jerald F. Farrell
                                       Title: President